EXHIBIT 21.1

    SUBSIDIARIES OF PENTACON, INC.          JURISDICTION OF INCORPORATION
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Alatec Products, Inc.                     California
Alatec Cable Harness & Assembly
   Division, Inc.                         California
Alatec Fastener and Component Group,
   Inc.                                   California
Alatec International, Inc.                California
Alatec Race, Inc.                         California
Trace Alatec Supply Company, Inc.         California
AXS Solutions, Inc.                       Delaware
Capitol Bolt & Supply, Inc.               Texas
D-Bolt Company, Inc.                      Delaware
Maumee Industries, Inc.                   Indiana
Pace Products, Inc.                       Texas
Sales Systems Limited                     Pennsylvania
Texas International Aviation, Inc.        Texas
TIA International, Inc.                   Virgin Islands
West Coast Aero Products Holdings Corp.   Delaware
ASI Aerospace Group, Inc.                 Delaware
Pollard Acquisition Corp.                 Delaware